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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  January 12, 1998




                          ONYX Pharmaceuticals, Inc.
            (Exact name of registrant as specified in its charter)



      Delaware                     0-28298                      94-3154463
(State of jurisdiction)      (Commission File No.)            (IRS Employer
                                                            Identification No.)



                             3031 Research Drive
                              Richmond, CA 94806
           (Address of principal executive offices and zip code)



     Registrant's telephone number, including area code:  (510) 222-9700



                                      1.

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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits


(c)  Exhibits.

EXHIBIT
NUMBER         DESCRIPTION


4.1            Stock Purchase Agreement, dated January 12, 1998
99.1           Press Release, dated January 13, 1998.



Item 9.   Sales of Equity Securities Pursuant to Regulation S.

On January 12, 1998, ONYX Pharmaceuticals, Inc. (the "Registrant") issued and sold 1,403,508 shares of its Common Stock at a purchase price of $7.125 per share in a private placement to two international, institutional investors. The Registrant received an aggregate of approximately $10.0 million from the private placement. The issuance and sale of the Registrant's Common Stock was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder. The Registrant has agreed to file a registration statement with the Securities and Exchange Commission to cover resales of the Shares from time to time by the investors. The terms and conditions of the private placement are set forth in the Stock Purchase Agreement, dated January 12, 1998 filed herewith as Exhibit 4.1 and the press release announcing such private placement is filed herewith as
Exhibit 99.1. Both exhibits are incorporated herein by reference.

                                      2.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ONYX Pharmaceuticals, Inc.



Dated:   January 26, 1998                By: /s/ Hollings C. Renton
                                             ----------------------------------
                                                Hollings C. Renton
                                                President and Chief Executive
                                                Officer



Dated:   January 26, 1998                By: /s/ Douglas L. Blankenship
                                             ----------------------------------
                                                Douglas L. Blankenship
                                                Treasurer


                                      3.

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                                EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION


4.1            Stock Purchase Agreement, dated January 12, 1998
99.1           Press Release, dated January 13, 1998.


                                      4.